EXHIBIT 10.116

NOTICE OF RESTRICTED STOCK AWARD

under the

1987 MICROSEMI CORPORATION STOCK PLAN

Name of Employee:	«First_Name» «Last_Name»
Date of Grant:

This Notice evidences that you have been granted shares of Common Stock, par value $.20 per share (the “Restricted Shares”) of Microsemi Corporation (the “Company”) pursuant and subject to the terms and conditions of the 1987 Microsemi Corporation Stock Plan (as amended from time to time, the “Plan”). The Restricted Shares are initially nontransferable and are subject to a substantial risk of forfeiture. Pending the lapse of these restrictions, the Restricted Shares shall bear applicable restrictive legends and shall be held in the custody of a custodian acceptable to the Company. The amount of Restricted Shares and the time relative to the Date of Grant on which such restrictions shall lapse are set forth in the following table:

Restrictions Lapse
as to These Respective
Numbers of Shares
On Sixth (6th) Anniv.
On Fifth (5th) Anniv.
On Fourth (4th) Anniv.
On Third (3rd) Anniv.
On Second (2nd) Anniv.
On First (1st) Anniv.
On Date of Grant
Total of above Numbers of Shares
Subject to this Grant:

Please read this Notice of Restricted Stock Award (“Notice”) and the attached or linked Restricted Stock Agreement, the Plan and the Plan Prospectus. This Restricted Stock Award is subject to and governed by the terms and conditions of the Plan, as well as this Notice and the accompanying or linked Restricted Stock Agreement, each of which are made a part of one agreement (this “Agreement”).

The date and amount of this grant will be reflected on the Merrill Lynch AwardChoice administration system and you must accept or decline this grant via the AwardChoice system. To access the AwardChoice system, login to http://www.benefits.ml.com. Your acceptance of these terms indicates your agreement that this Restricted Stock Award is granted under and governed by the terms and conditions of this Notice, the Plan, and the attached or linked Restricted Stock Agreement, both of which are made a part of this document.

If this is your first grant under the Plan, Merrill Lynch will mail you a personal identification number (“PIN”). You will use this PIN to create an account with Merrill Lynch. Should you have any questions regarding account setup, you may contact Merrill Lynch at (877) 767-2404 within the United States or (609) 818-8894 outside the United States.

[The Following Signature Block Appears In Manually Signed Copies]

MICROSEMI CORPORATION

By:
Name:	James J. Peterson
Title:	President & CEO

MICROSEMI CORPORATION

RESTRICTED STOCK AGREEMENT

UNDER THE 1987 MICROSEMI CORPORATION STOCK PLAN

THIS RESTRICTED STOCK AGREEMENT (“Agreement”), made as of the Date of Grant, accompanies a Notice of Restricted Stock Award (“Notice”), between Microsemi Corporation, a Delaware corporation (the “Company”) and the Restricted Stock grantee (“Employee”), whose identity is as set forth in the Notice.

WHEREAS, the Company desires to afford Employee an opportunity to own shares of the Company’s authorized common stock, par value $0.20 (the “Common Stock”) in order to carry out the purposes of and pursuant to the 1987 Microsemi Corporation Stock Plan (as amended from time to time, the “Plan”); and

WHEREAS, the Company desires to grant Employee restricted shares on the terms and subject to the conditions of this Agreement, including the terms and conditions of the Plan and of the Notice, which are incorporated herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable considerations, the parties have agreed, and do hereby agree, as follows:

Section 1. Grant of Restricted Shares

On the terms and conditions set forth in the Notice and on the further terms and conditions set forth in or incorporated into this Agreement, the Company grants to the Employee the number of shares set forth in the Notice (the “Restricted Shares”) which have restrictions that lapse at the times and in the respective amounts as provided in the Notice. The Notice sets forth the amounts as to which these restrictions lapse on the Date of Grant or on one or more anniversaries thereof, as specified in the Notice. To the extent any information in the Notice, this Agreement, or other information provided by the Company conflicts with the Plan, the terms and conditions of the Plan shall control. All capitalized terms in the Notice shall have the meanings ascribed to them in this Agreement.

Section 2. Termination of Employment, Disability, or Death

In the event that the Employee ceases to be an employee of the Company and its subsidiaries for any reason, any Restricted Shares granted to the Employee with respect to which the restrictions have not lapsed will be forfeited immediately; provided, however, that if the Employee ceases to be an employee of the Company due to death, the restrictions shall immediately lapse with respect to all Restricted Shares granted to the Employee under this Agreement with respect to which the restrictions shall have not previously lapsed. The Employee shall execute such assignments, documents and further instruments as the Company may request in order to evidence any forfeiture.

Section 3. Modification, Extension, and Renewal of Restrictions: Alteration of Restriction Periods

Subject to the terms and conditions of the Plan, the Committee may modify or eliminate the restrictions applicable to any Restricted Stock Award in such a way as would be consistent with the Plan and not extend the times before which restrictions shall lapse. Without limitation of the foregoing, the Committee may at any time and from time to time in its discretion designate shorter periods of time until the restrictions shall lapse as for any of the Restricted Shares or modify any other terms or conditions applicable to the Restricted Shares; provided, however, the Committee shall have no obligation whatsoever to make any changes to the Restricted Stock Award.

Section 4. Changes in Capital Structure

If the outstanding securities of the class then constituting the Restricted Shares are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities constituting Restricted Shares, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may constitute the Restricted Shares. Any amounts paid in respect of Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such securities or assets are paid.

Section 5. Withholding and Taxes

The Company shall have the right, in connection with the grant or lapse of restrictions of the Restricted Shares subject to this agreement, (i) to withhold from Employee’s salary, wages, or other remuneration or payment otherwise due by the Company to the Employee an amount equal to any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings, or other amounts as are required by applicable law or governmental regulation to be withheld in connection with the grant or lapse of restrictions of the Restricted Shares, (ii) to require the Employee to pay the Company an amount in cash sufficient to provide for any such taxes so required to be withheld, or (iii) to sell or repurchase such number of the Restricted Shares as may be necessary so that the net proceeds of such sale or repurchase shall be in an amount sufficient to provide for any such taxes so required to be withheld or to be paid at any time by the Employee on account of ordinary income recognized .. For these purposes, the Company may calculate or estimate such amounts and may base these amounts on such calculations or estimations using such assumptions as the Company determines to be reasonable or convenient for the administration of the Plan in the Company’s sole and absolute discretion, and the Company shall have no liability whatsoever of any kind or description to the Employee or any other person on account of such amounts being higher or lower than the actual withholdings required or the taxes actually due from the Employee  The Company may condition any transfer of any shares of the Company’s Common Stock and the lapsing of any restrictions on any Restricted Shares on the satisfaction by Employee of all applicable withholding or tax obligations.

In the event that the Employee elects to sell any of the Restricted Shares in order to use the proceeds of such sale to fund any tax withholding or taxes due in connection with the grant or lapse of restrictions of the Restricted Shares, the Employee agrees that any such sales shall be made pursuant to a Rule 10b5-1 trading plan which the Employee agrees to adopt during an open trading window as promptly as practicable and prior to the scheduled lapse of restrictions.

The foregoing is not intended to provide tax advice. Employee acknowledges that the tax consequences associated with the Restricted Stock Award are complex and that the Company has urged the Employee to review with the Employee’s own tax advisors the federal, state, and local tax consequences of this Restricted Stock Award. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that Employee (and not the Company) shall be solely responsible for the amount and payment of the Employee’s own tax liability that may arise as a result of the grant or lapsing of restrictions of the Restricted Stock Award.

Section 6. Other Terms

The Notice sets forth (i) the number of Restricted Shares, (ii) the Date of Grant of the Restricted Shares, (iii) the original schedule on which restrictions shall lapse for the Restricted Shares, and (iv) any other performance criteria or other conditions to the lapsing of restrictions.

Section 7. Non-Transferability

As to all Restricted Shares whose restrictions shall not yet have lapsed, such shares shall not be assignable or transferable except (i) by will or by the laws of descent and distribution, or (ii) subject to the final sentence of this Section 7, upon dissolution of marriage pursuant to a property settlement or domestic relations order, or (iii) as permitted on a case-by-case basis in the discretion of, and subject to such conditions as may be imposed by, the Committee to permit transfers to immediate family members, family trusts or family foundations of the Employee under circumstances that would not adversely affect the interests of the Company. Until such time as, and except to the extent that, these restrictions lapse pursuant to this Agreement, the Restricted Shares shall be evidenced by a certificate bearing a legend indicating that restrictions on transfer exist under this Agreement.

Section 8. Compliance with Securities Laws

The obligation of the Company to sell, issue or deliver shares of its common stock under the Plan is subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

The Company shall not be required to register in a Employee’s name or deliver any shares of its common stock prior to the completion of any registration or qualification of such shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. The Plan constitutes an unfunded arrangement for key employees. Unless the shares of the Company’s common stock constituting the Restricted Shares have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, the Employee may be required by the Company to give a representation in writing that the Employee will retain such shares of Company common stock for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and the Company may issue stop transfer instructions to its transfer agent. Furthermore, the Company may stamp any certificates representing Restricted Shares with, among other things, a legend to the effect that such shares have not been registered under the Securities Act of 1933 and that the Common Stock may not be sold or transferred until so registered, or until an opinion of counsel satisfactory to the Company is received to the effect that such registration is not necessary. In the event the Restricted Shares issued under the Agreement are registered under the Securities Act of 1933, as amended, then such investment representations and legend restrictions pursuant to federal securities law shall be inapplicable with respect to the Restricted Shares.

Section 9. No Right to Company Employment

Nothing in the Plan or as a result of the grant of Restricted Shares shall confer on the Employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Employee’s employment at any time.

Section 10. Rights as a Stockholder

Subject to the provisions of the Plan, the Notice and this Agreement, Employee shall have all of the powers, preferences, and rights of a holder of Common Stock with respect to the shares of Common Stock comprising the Restricted Shares. In order to facilitate the safekeeping of the Restricted Shares, Employee and the Company hereby appoint Mellon Investor Services LLC, or its designate, as custodian of the Restricted Shares pending the lapse of restrictions thereon at the time or on the conditions as set forth in the Notice.

Section 11. Section 83(b) Election

Employee, relying solely on the Employee’s own tax advisors, may choose whether or not to file any Section 83(b) election under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Grant. A specimen form for making such an election and a summary description of federal income tax consequences of making such an election are attached as Appendix A hereto. Employee acknowledges that it is Employee’s sole responsibility, and not whatsoever the Company’s responsibility, to file any election under Section 83(b) of the Code on a timely basis. The Company shall not file such elections for Employee even if Employee requests that the Company or its representatives make a filing on employee’s behalf. A Section 83(b) election would indicate Employee’s choice to currently recognize taxable ordinary income equal to the fair market value of the Restricted Shares on the Date of Grant. FILING A SECTION 83(b) ELECTION WOULD BE AN ELECTION TO BE TAXED CURRENTLY ON THE FAIR MARKET VALUE OF ALL THE RESTRICTED SHARES AND WOULD SUBJECT THE EMPLOYEE TO IMMEDIATE TAXATION AND SIGNIFICANT RISKS AND UNCERTAINTIES. If an 83(b) election is not made, then Employee will not recognize taxable ordinary income unless and until the forfeiture restrictions applicable to Restricted Shares shall have lapsed.

Section 12. Limited Time to Assert Claims; Venue

Neither party will assert any claim or cause of action against the other on account of any breach of this Agreement by the other more than one (1) year following occurrence of the breach or more than six (6) months following discovery of the breach, whichever period is earlier to expire. Each of the parties hereto consents to the non-exclusive jurisdiction of any state or federal court located within the County of Orange, State of California or the county and state in which Employee worked for the Company or a direct or indirect subsidiary thereof, and agrees that any actions or proceedings relating to this Agreement may be litigated in such courts, and each of the parties waives any objection which it may have based on personal jurisdiction, improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court. Each of the parties acknowledges that the Company is executing and performing this Agreement in Orange County, California.

Section 13. Governing Law

This Agreement shall be subject to, and governed by, the laws of the State of Delaware irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state.

Section 14. Entire; Binding and Severable Agreement

The Notice, including the Agreement, and the Plan set forth the entire understanding between the parties as to the subject matter hereof and supersedes all prior oral or written and contemporaneous oral discussion, agreement and understandings of any kind or nature. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

Section 15. The Plan

The Restricted Shares are subject to, and the Company and Employee agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof. A copy of the Plan and other documents referred to herein are available for inspection by the Employee during business hours at the principal office of the Company.

Section 16. Certain Definitions

“Committee” shall mean the Company’s Compensation Committee or any other committee appointed by the Board to administer the Plan or the Board itself to the extent it administers the Plan itself.

“Date of Grant” shall mean the date specified in the Notice.

“Restricted Stock Award” shall mean the Award of Restricted Shares to the Employee under this Agreement in the amount specified in the Notice.

All other capitalized terms used herein, and not otherwise defined herein, shall have the meanings given to them in the Plan.

APPENDIX A

FEDERAL INCOME TAX CONSEQUENCES OF A SECTION 83(b) TAX ELECTION

IF YOU CHOOSE NOT TO MAKE A SECTION 83(b) ELECTION, YOU DO NOT NEED TO DO ANYTHING. PLEASE CONSIDER THE SIGNIFICANT RISKS INVOLVED IN MAKING A SECTION 83(b) ELECTION BEFORE YOU CONSIDER DOING SO. MAKING A SECTION 83(b) ELECTION RESULTS IN IMMEDIATE TAX CONSEQUENCES FOR YOU. YOU MUST CONSULT YOUR OWN INDEPENDENT TAX ADVISOR IF YOU ARE CONSIDERING WHETHER OR NOT TO MAKE SUCH ELECTION. YOU MUST RELY SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THAT DECISION. IT IS SOLELY YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE AN ELECTION UNDER SECTION 83(b), IF YOU CHOOSE TO DO SO.

This is general information and is not tax advice. You are solely responsible for independently obtaining tax advice with regard to your Restricted Stock Award and deciding whether or not choosing to make a Section 83(b) election would be in your best interests.

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), if you do not send a Section 83(b) election to the Internal Revenue Service, then you will recognize ordinary income on account of Restricted Shares on the date or dates when the restrictions lapse. The amount of taxable income will be equal to the difference between the purchase price paid (if any) for the Restricted Shares and the fair market value of the shares at the time the restrictions lapse. If you do not file a Section 83(b) election, then you will defer recognizing your taxable income until the forfeiture restrictions lapse as to Restricted Shares.

You may, at your option, elect (by sending a Section 83(b) election to the Internal Revenue Service) to instead be taxed immediately, rather than when such shares cease to be subject to such forfeiture restrictions. You may make such election only by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Grant. A specimen form for making this election is attached hereto; however, its inclusion is not intended as any recommendation whatsoever that you make any such election. If you file an election under Section 83(b) of the Code, you will immediately become responsible to pay ordinary income taxes on account of receiving the Restricted Shares, even though these shares will continue, unless and until the restrictions lapse, to be subject to a substantial risk of forfeiture and even though there is a risk that you will never be able to transfer or sell the Restricted Shares. If you make the Section 83(b), election you will be taxed on the entire fair market value of all the Restricted Shares on the Date of Grant, and you will need to provide your own funds for all needed tax withholding and/or tax payments. Those funds would need to come from some source other than the Restricted Shares because those Restricted Shares are initially nontransferable.

The following procedures are prescribed by the Internal Revenue Service of the U.S. Treasury with respect to making an effective election under Section 83(b) of the Code:

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Date of Grant of your Restricted Shares. This filing should be made by registered or certified mail, return receipt requested.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must also file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

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SPECIMEN SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Taxpayer Identification No.:

(2)	The property with respect to which the election is being made is shares of the common stock, par value $0.20 per share, of Microsemi Corporation, a Delaware corporation (the “Company”).

(3)	The property was issued on , 200 .

(4)	The taxable year in which the election is being made is the calendar year 200 .

(5)

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Restricted Stock Agreement. The amount of Restricted Shares and the time relative to the Date of Grant on which such restrictions shall lapse are set forth in the following table:

Restrictions Lapse
as to These Respective
Numbers of Shares
On Sixth (6th) Anniv.
On Fifth (5th) Anniv.
On Fourth (4th) Anniv.
On Third (3rd) Anniv.
On Second (2nd) Anniv.
On First (1st) Anniv.
On Date of Grant
Total of above Numbers of Shares
Subject to this Grant:

(6)	The fair market value at the time of transfer (determined without regard to any lapse restriction) is $ per share, for a total of $ .

(7)	The amount paid for such property was $0.00 per share.

(8)	A copy of this statement was furnished to the Company for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on , 200 .

Taxpayer’s Signature:	Spouse’s (if any) Signature:

Taxpayer’s Printed Name:	Spouse’s (if any) Printed Name:

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